     As filed with the Securities and Exchange Commission on April 3, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       KAUFMAN AND BROAD HOME CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                            95-3666267
     (State or Other Jurisdiction                                (I.R.S. Employer
   of Incorporation or Organization)                          Identification Number)

          10990 WILSHIRE BLVD                                         90024
        LOS ANGELES, CALIFORNIA                                     (Zip Code)
(Address of Principal Executive Offices)

                       KAUFMAN AND BROAD HOME CORPORATION
                              401(k) SAVINGS PLAN
                            (Full Title of the Plan)

                             KIMBERLY N. KING, ESQ.
                   CORPORATE SECRETARY AND ASSOCIATE COUNSEL
                       KAUFMAN AND BROAD HOME CORPORATION
                              10990 WILSHIRE BLVD.
                             LOS ANGELES, CA 90024
                    (Name and Address of Agent for Service)
                                 (310) 231-4000
         (Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

 Copies of all communications, including all communications sent to agent for service, should be sent to:

                               RONALD O. MUELLER
                          GIBSON, DUNN & CRUTCHER LLP
                     1050 CONNECTICUT AVENUE, NW, SUITE 900
                             WASHINGTON, DC  20036
                                 (202) 955-8500

========================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES           AMOUNT TO BE             PROPOSED            PROPOSED MAXIMUM          AMOUNT OF
     TO BE REGISTERED              REGISTERED          MAXIMUM OFFERING       AGGREGATE OFFERING       REGISTRATION
                                                        PRICE PER SHARE              PRICE                  FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 share, including             100,000(2)                 N/A                 $3,234,375(3)                   $955
Preferred Stock Purchase
Rights (1) . . . .
------------------------------------------------------------------------------------------------------------------------

   (1) The Preferred Stock Purchase Rights, which are attached to the shares of Kaufman and Broad Home Corporation Common Stock being registered, will be issued for no additional consideration and, therefore, no additional registration fee is required.

   (2) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Kaufman and Broad Home Corporation 401(k) Savings Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Kaufman and Broad Home Corporation 401(k) Savings Plan.

   (3) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 30, 1998, which was $ 32.34375.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Kaufman and Broad Home Corporation, a Delaware Corporation (the "Company"), and the Kaufman and Broad Home Corporation 401(k) Savings Plan (the "Plan"), relating to 100,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), to be offered and sold to accounts of eligible employees of the Company under the Plan, as well as to an indeterminant amount of interests in the Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed on February 27, 1998;

(2) The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed with the Commission on June 30, 1986, File No. 001-09195, together with any amendment or report filed with the Commission for the purpose of updating such description.

(3) All reports and other documents filed by the Registrant or the Plan since the end of the fiscal year referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Article 6(d) of the Registrant's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant shall be indemnified and held harmless by the Registrant to the full extent permitted by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 6(d) are contractual rights and include the right to be paid by the Registrant the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

         Article 6(c) of the Registrant's Certificate of Incorporation provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock redemptions or (iv) for transactions from which directors derive an improper personal benefit.

         The Registrant has purchased directors' and officers' liability insurance policies which insure against certain liabilities incurred by directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:



         5 The Company and the Company's 401(k) Savings Plan hereby undertake that they have submitted and will submit the Plan and any amendments to the Plan to the Internal Revenue Service in a timely manner and have made and will make all changes required by the Internal Revenue Service in order to qualify the plan.

         23.1          Consent of Ernst & Young LLP.

         24            Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

         (1)     The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)     To include any prospectus required by
                          section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Kaufman and Broad Home Corporation 401(k) Savings Plan in the capacities indicated below, on this 2nd day of April, 1998.

                                      KAUFMAN AND BROAD HOME
                                      CORPORATION 401(k) SAVINGS PLAN

                                      By: /s/ Cory Cohen
                                          ------------------------------------
                                      Name: Cory Cohen
                                            ----------------------------------

                                      Title: Member, Administrative Committee
                                             ---------------------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 2nd day of April, 1998.

                                      KAUFMAN AND BROAD HOME CORPORATION

                                      By:   /s/  Michael F. Henn
                                           ---------------------------------
                                           Michael F. Henn
                                           Senior Vice President and
                                           Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Henn, Barton P. Pachino and Kimberly N. King, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                Signature                                      Title                             Date
                ---------                                      -----                             ----
  /s/ Bruce Karatz                                  Chairman of the Board, Chief            April 2, 1998
-----------------------------------------         Executive Officer and President
               Bruce Karatz
                                                   (Principal Executive Officer)
  /s/ Michael F. Henn                             Senior Vice President and Chief           April 2, 1998
-----------------------------------------                Financial Officer
             Michael F. Henn                 (Principal Financial and Accounting Officer)

  /s/ Steve Bartlett                                           Director                      April 2, 1998
-----------------------------------------
              Steve Bartlett

  /s/ Ronald W. Burkle                                         Director                      April 2, 1998
-----------------------------------------
             Ronald W. Burkle

  /s/ Jane Evans                                               Director                      April 2, 1998
-----------------------------------------
                Jane Evans

  /s/ Ray R. Irani                                             Director                      April 2, 1998
-----------------------------------------
              Ray R. Irani

  /s/ James A. Johnson                                         Director                      April 2, 1998
-----------------------------------------
             James A. Johnson

  /s/ Guy Nafilyan                                             Director                      April 2, 1998
-----------------------------------------
               Guy Nafilyan

  /s/ Luis G. Nogales                                          Director                      April 2, 1998
-----------------------------------------
             Luis G. Nogales

  /s/ Charles R. Rinehart                                      Director                      April 2, 1998
-----------------------------------------
           Charles R. Rinehart

  /s/ Sanford C. Sigoloff                                      Director                      April 2, 1998
-----------------------------------------
           Sanford C. Sigoloff

                                 EXHIBIT INDEX



Exhibit                           Description                                                                     Sequentially
---------        --------------------------------------------------------------------                          ------------------
Number                                                                                                           Numbered Page
------                                                                                                           -------------
  5              The Company and the Company's 401(k) Savings Plan hereby undertake that they have submitted and will submit the Plan and any amendments to the Plan to the Internal Revenue Service in a timely manner and have made and will make all changes required by the Internal Revenue Service in order to qualify the plan.
  23.1           Consent of Ernst & Young LLP.
  24             Power of Attorney (included on signature page)